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                                                                    Exhibit 99.1
                                                                    News Release

JOINT PRESS RELEASE OF VIRGINIA FINANCIAL CORPORATION AND VIRGINIA COMMONWEALTH
                             FINANCIAL CORPORATION



[VFNL logo appears here]                          [VCFC logo appears here]



For further information, please contact:
     Virginia Financial:     Harry V. Boney, Jr. (540) 885-1232

     Virginia Commonwealth:  O. R. Barham, Jr. (540) 825-4800

 VIRGINIA FINANCIAL CORPORATION AND VIRGINIA COMMONWEALTH FINANCIAL CORPORATION
  ANNOUNCE "MERGER OF EQUALS" AND FORMATION OF VIRGINIA FINANCIAL GROUP, INC.


     Culpeper and Staunton, VA -- June 12, 2001--Virginia Financial Corporation (OTC Bulletin Board: VFNL) and Virginia Commonwealth Financial Corporation (Nasdaq SmallCap Market: VCFC) today announced the signing of a definitive agreement to join the companies in a merger-of-equals transaction, which will create the third largest independent bank holding company and fourth largest independent trust company in the Commonwealth of Virginia.

     Harry V. Boney, Jr., current President and CEO of Virginia Financial Corporation, said, "I am thrilled for us to be joining forces with such a dynamic company. We are excited about planning ways for our combined company to provide additional services even more effectively than in the past. Each of the community banks involved will be able to expand services offered as a result of this. We believe that this transaction will be virtually "invisible" to our customers, who will be banking with the same good people and in the same locations as before."

     O. R. ("Ed") Barham, Jr., current President and CEO of Virginia Commonwealth Financial Corporation, agreed, saying, "This is a true merger of equals, one in which one plus one should equal more than two for our customers and shareholders. We are looking forward to combining the operations of two companies that already are so similar."
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     The names, corporate structures and banking offices of the banking subsidiaries of Virginia Financial and Virginia Commonwealth, along with their respective directors, officers and employees, are not expected to change as a result of the merger. The trust operations of Virginia Financial will be combined with Virginia Commonwealth's trust affiliate, and will be managed by Thomas A. Davis as President and J. Quintin Mullins as Chief Operating Officer.

     The combined company, which will be known as Virginia Financial Group, Inc., will be the holding company for: Planters Bank & Trust Company of Virginia
- in Staunton, Second Bank & Trust - in Culpeper, Caroline Savings Bank - in Bowling Green, Virginia Heartland Bank - in Fredericksburg, and Virginia Commonwealth Trust Company - in Culpeper.

     With total combined assets of over $961 million and a pro forma market capitalization of nearly $190 million, the company will be the third largest independent bank holding company in Virginia. The combined organization will have a network of twenty-nine banking branches serving a contiguous market through the Shenandoah Valley and central and north central Virginia. The combined trust company will have under management fee based assets of $442 million and commission based assets of $56 million. After the merger, the company will have dual headquarters in Culpeper and Staunton, Virginia.

     Terms of the agreement, which has been unanimously approved by the boards of directors of both companies, call for shareholders of Virginia Commonwealth to receive 1.4391 shares of Virginia Financial Group common stock in a tax-free exchange for each share of Virginia Commonwealth stock. Each share of common stock of Virginia Financial outstanding before the effective date will be exchanged for a share of Virginia Financial Group and remain outstanding. It is the intent to have Virginia Financial Group's shares listed on the Nasdaq National Market. The shareholders of Virginia Financial will own approximately 54% of the combined company, while the shareholders of Virginia Commonwealth will own approximately 46%.

     Virginia Financial Group's 16-seat board of directors will be made up of 8 directors each from Virginia Commonwealth and Virginia Financial. When the merger is completed, Harry V. Boney, Jr., Chairman and President of Virginia Financial, will become Chairman of the new company. O. R. Barham, Jr., President and Chief Executive Officer of Virginia Commonwealth, will be the President and Chief Executive Officer of Virginia Financial Group. In addition, Jeffrey W. Farrar, Executive Vice President and Chief Financial Officer of Virginia Commonwealth, will serve in the same position in the combined company.

     Commenting further on the merger, Mr. Boney stated, "We are excited about the strategic benefits presented by this merger, and pleased to be partnering
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with a management team that we have known for years.  Virginia Commonwealth is a fine community banking organization with a strong franchise. Both institutions have solid capital positions, excellent credit quality and strong branch office networks. We expect the merger to enhance shareholder value, because our business plans are compatible, and the resulting company will have a larger and more dynamic presence in the Virginia market."

     Mr. Barham, President and Chief Executive Officer of Virginia Commonwealth, stated, "We are extremely excited about this merger and the strategic opportunities it affords us going forward. We are partnering with an institution that has had success in building shareholder value. Our institutions have very similar business models and approaches to community banking. Our combined trust and asset management company will now have the critical mass and enhanced ability to be a dynamic financial service provider. I know that our tradition of providing superb customer service will be enhanced by this merger.

     "We believe that together we will be able to strengthen the long-standing tradition of community service and leadership that both of our companies have. We share a commitment to the communities we serve, and that commitment will be strengthened by this merger," concluded Barham.

     The transaction is intended to be accounted for as a pooling of interests. It is expected to close in the fourth quarter of 2001 and is subject to normal shareholder and regulatory approvals. Virginia Financial and Virginia Commonwealth have granted each other options to purchase, under certain circumstances, up to 19.9% of each other's outstanding common shares.

     Virginia Commonwealth Financial Corporation (Nasdaq SmallCap Market: VCFC) is the $465.8 million holding company for Second Bank & Trust, Virginia Heartland Bank and Caroline Savings Bank, which operate fourteen branch offices located in the counties of Culpeper, Madison, Orange, Rockingham, Spotsylvania, Stafford, Caroline and the City of Fredericksburg. Virginia Commonwealth Trust Company provides trust and asset management services to these market areas

     Virginia Financial Corporation (OTC Bulletin Board: VFNL) is the $495.9 million holding company for Planters Bank & Trust Company of Virginia. The company serves its customers through a network of fifteen branch offices in Augusta, Rockbridge and Rockingham counties, and the cities of Staunton, Waynesboro, Lexington, Buena Vista and Harrisonburg.

                               *   *   *   *   *
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     This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their reference to future periods and include, without limitation, those statements relating to the anticipated effects of the merger. The following factors, among others, could cause the actual results of the merger to differ materially from the expectations stated in this release:
(1) the risk that the businesses of Virginia Financial and Virginia Commonwealth will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) the ability to fully realize the expected cost savings and revenues on a timely basis; (3) the ability of the companies to obtain the required shareholder or regulatory approvals of the merger; (4) a materially adverse change in the financial condition of either company; (5) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (6) adverse changes in interest rates, deposit flows, loan demand, real estate values and competition; and (7) changes in legislation and regulation that adversely affect the financial services industry.

     In addition, other factor's that may cause Virginia Financial and Virginia Commonwealth's results to differ materially from those described in the forward-looking statements can be found in Virginia Financial's and Virginia Commonwealth's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters that are attributable to Virginia Financial or Virginia Commonwealth or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Virginia Financial and Virginia Commonwealth do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Additional Information:
----------------------

     The proposed transaction will be submitted to Virginia Financial's and Virginia Commonwealth's shareholders for their consideration, and Virginia Financial and Virginia Commonwealth will file a registration statement, a joint definitive proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Stockholders are urged to read the registration statement, and the joint definitive proxy statement/prospectus regarding the proposed transaction when it becomes available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the joint definitive proxy
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statement/prospectus, as well as other filings containing information about
Virginia Financial and Virginia Commonwealth, at the SEC's Internet site (http://www.sec.gov). Copies of the joint definitive proxy
-------------------
statement/prospectus, and the SEC filings that will be incorporated by reference in that document, can also be obtained, without charge, by directing a request to: President, Virginia Financial Corporation, 24 South Augusta Street, P.O. Box 1309, Staunton, Virginia 24401, or to President, Virginia Commonwealth Financial Corporation, 102 South Main Street, P.O. Box 71, Culpeper, Virginia 22701-0071.

     Virginia Financial and Virginia Commonwealth, and directors and executive officers of the companies, may be deemed to be participants in the solicitation of proxies in favor of the merger from the companies' respective shareholders. For information regarding the stock ownership of the directors and executive officers of Virginia Financial and Virginia Commonwealth, reference is made to the most recent proxy statements issued by the respective companies, which are available at the SEC's Internet site and at addresses provided in the preceding paragraph. Additional information regarding the interests of those participants may be obtained by reading the definitive joint proxy statement/prospectus regarding the proposed transaction when it becomes available.